EXHIBIT 10.1

Execution Version

LEASE

RREEF AMERICA REIT III-Z1 LLC,

Landlord,

and

SOAPSTONE NETWORKS INCORPORATED

Tenant

10/31/01 SON

Revised 12/05

CH3 1131540.4 / 39926-000061

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TABLE OF CONTENTS

(continued)

		Page
28.	TAXES PAYABLE BY TENANT	22

29.	INTENTIONALLY DELETED	22

30.	INTENTIONALLY DELETED	22

31.	DEFINED TERMS AND HEADINGS	22

32.	TENANT’S AUTHORITY	22

33.	FINANCIAL STATEMENTS AND CREDIT REPORTS	23

34.	COMMISSIONS	23

35.	TIME AND APPLICABLE LAW	23

36.	SUCCESSORS AND ASSIGNS	23

37.	ENTIRE AGREEMENT	23

38.	EXAMINATION NOT OPTION	23

39.	RECORDATION	23

40.	RENEWAL OPTION	23

41.	CAFÉ.	24

42.	ROOFTOP SATELLITE DISH	24

43.	LIMITATION OF LANDLORD’S LIABILITY	26

EXHIBIT A—FLOOR PLAN DEPICTING THE PREMISES		1

EXHIBIT A-1—SITE PLAN		1

EXHIBIT B—INITIAL ALTERATIONS		1

EXHIBIT C—COMMENCEMENT DATE MEMORANDUM		1

EXHIBIT D—RULES AND REGULATIONS		1

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NET OFFICE LEASE

REFERENCE PAGES

BUILDING:	One Federal Street, Billerica, MA

LANDLORD:	RREEF AMERICA REIT III-Z1 LLC, a Delaware limited liability company

LANDLORD’S ADDRESS:	c/o RREEF Management Company 4 Technology Drive, Westborough, MA 01851

WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	RREEF AMERICA REIT III-Z1 LLC 75 Remittance Drive, Suite 6836 Chicago, IL 60675-6836

LEASE REFERENCE DATE:	April 3, 2008

TENANT:	SOAPSTONE NETWORKS INCORPORATED a Delaware corporation

TENANT’S NOTICE ADDRESS:

(a) As of beginning of Term:	One Federal Street, Billerica, MA

(b) Prior to beginning of Term (if different):	296 Concord Road, Suite 308 Billerica, MA 01821

PREMISES ADDRESS:	One Federal Street, Billerica, MA

PREMISES RENTABLE AREA:	A stipulated 45,808 sq. ft.(“Initial Space”) on the first and second floors of the Building and an additional stipulated 11,256 sq. ft.(“Additional Space) on the first floor (for outline of Premises see Exhibit A).

SCHEDULED COMMENCEMENT DATE:	September 1, 2008

TERM OF LEASE:	Approximately six (6) years and two (2) months beginning on the Commencement Date and ending on the Termination Date. The period from the Commencement Date to the last day of the same month is the “Commencement Month.”

TERMINATION DATE:	Subject to earlier termination as provided in this Lease, the last day of the seventy fourth (74th) full calendar month after (if the Commencement Month is not a full calendar month), or from and including (if the Commencement Month is a full calendar month), the Commencement Month, which shall be October 31, 2014 if the Commencement Date (as defined in Section 2.1) occurs on the Scheduled Commencement Date.

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ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):

Period		Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
from	through
9/1/2008	10/31/2008	45,808	$0.00	$0.00	$0.00
11/1/2008	2/28/2009	45,808	$10.50	$480,984.00	$40,082.00
3/1/2009	8/31/2009	57,064	$10.50	$599,172.00	$49,931.00
9/1/2009	8/31/2010	57,064	$11.00	$627,704.00	$52,308.67
9/1/2010	8/31/2011	57,064	$11.50	$656,236.00	$54,686.33
9/1/2011	8/31/2012	57,064	$12.00	$684,768.00	$57,064.00
9/1/2012	8/31/2013	57,064	$12.50	$713,300.00	$59,441.67
9/1/2013	10/31/2014	57,064	$13.00	$741,832.00	$61,819.33

Provided that Tenant is not then in default, the Monthly Installment of Rent for the Initial Space (but not including the Rent Adjustments) will be abated for the first two (2) full calendar months of the Term, but if Tenant is in default, the Monthly Installment of Rent for each of the first two (2) full calendar months of the Term shall be $40,082.00. Further, provided that Tenant is not then in default, the Monthly Installment of Rent for the Additional Space will be abated for the period of January 1, 2009 through February 28, 2009, but if Tenant is in default, the Monthly Installment of Rent for the Additional Space for January and February 2009 each shall be $9,849.00. The rent table set forth above contemplates that the Commencement Date will occur on the Scheduled Commencement Date. If the Commencement Date does not occur on the Scheduled Commencement Date, the above-table shall be adjusted to reflect the actual Commencement Date, with Tenant being entitled to two (2) full calendar months of fully abated Rent for each of the Initial Space and the Additional Space as described in the next sentence. If the month in which the Commencement Date occurs (the “Commencement Month”) is a partial calendar month, prorated Rent for the Commencement Month will be due and payable with the rent for the first full calendar month after the rent abatement period for the Initial Space for which rent is payable (by way of example only, if the Commencement Date were September 15, 2008, then the Monthly Installment of Rent would be abated for the two full calendar month period of October through November, 2008, and the portion of the Monthly Installment of Rent for the partial month of September, 2008 would be due and payable with the January, 2009, the December, 2008 rent having been prepaid per Section 3.1).

The actual dates are to be confirmed per Section 2.1.

TENANT’S PROPORTIONATE SHARE:	95.11%, subject to Section 4.2.

SECURITY DEPOSIT:	$61,819.33 either in cash or in the form of an irrevocable letter of credit and subject to other terms and provisions of Article 5.

ASSIGNMENT/SUBLETTING FEE	$ 1,000.00

PARKING	Tenant shall have the non-exclusive use of the parking area serving the Building, which is available at 3.5 cars per rentable square feet of Premises then leased, subject to the terms and provisions contained in Section 1.3..

REAL ESTATE BROKER DUE COMMISSION:	NAI Hunneman representing Tenant, and Cushman & Wakefield representing Landlord

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TENANT’S SIC CODE:	7372

BUILDING BUSINESS HOURS:	N/A.

AMORTIZATION RATE:	9.00%

(The remainder of this page is intentionally left blank.)

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The Reference Pages information is incorporated into and made a part of the Lease. In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control. This Lease includes Exhibits A through D, all of which are made a part of this Lease.

LANDLORD:		TENANT:

RREEF AMERICA REIT III-Z1 LLC, a Delaware limited liability company		SOAPSTONE NETWORKS INCORPORATED, a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, Authorized Agent

By:		By:
Name:	David F. Crane	Name:
Title:	Vice President/Regional Director	Title:

Dated:	, 2008	Dated:	, 2008

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LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord, subject to and upon the terms and provisions contained herein, the Premises in the Building as set forth and described on the Reference Pages. The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1. The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1 The Premises are to be used solely for the following purposes and no others: general office, computer and electronics laboratory, research and development, shipping and receiving and other related uses. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the operation of the Café (as defined in Section 41), or allow the Premises to be used for any unlawful purpose, or commit any waste. Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained. Tenant shall comply with all governmental laws, ordinances and regulations applicable to the use of the Premises and its occupancy and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises, all at Tenant’s sole expense. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will in any way increase the rate of (unless Tenant pays such increased cost), invalidate or prevent the procuring of any commercially reasonable insurance protecting against loss or damage to the Building or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.

1.2 Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees or invitees (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively “Environmental Laws”), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials. Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing small quantities of Hazardous Materials (such as aerosol cans containing insecticides, toner for copiers, paints, paint remover and the like to the extent customary and necessary for the use of the Premises for the purposes permitted under Section 1.1 above); provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment. Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 30) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

Landlord agrees to indemnify, defend and hold Tenant and its officers, partners, directors, shareholders, employees and agents harmless from any claims, judgments, damages, fines, penalties, costs (including attorney, consultant and expert fees), liabilities (including sums paid in settlement of claims) or losses which arise during or after the in connection with or arising directly or indirectly out of Hazardous Materials (i) existing as of the Commencement Date at the Lot, the Building, the Premises or in the soil, groundwater or soil vapor on or under the Building or (ii) brought or introduced on or into the Lot or the Building by Landlord or anyone acting by, through or under Landlord, unless such Hazardous Materials are present as a result of the acts of Tenant, its officers, employees or agents.

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1.3 Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building and the lot of land upon which the Building is located (the “Lot”), as shown on Exhibit A-1, as they exist from time to time during the Term, including, without limitation, the loading docks, common hallway leading to the Café (hereinafter defined), bathrooms for the Cafe and parking facilities, subject to Landlord’s reasonable and uniformly enforced rules and regulations regarding such use (provided Tenant is provided written notice thereof). However, in no event will Tenant or the Tenant Entities park more vehicles in the parking facilities than Tenant’s Proportionate Share of the total parking spaces located on the Lot. The foregoing shall not be deemed to provide Tenant with an exclusive right to any parking spaces or any guaranty of the availability of any particular parking spaces or any specific number of parking spaces. However, Landlord shall use commercially reasonable efforts to take such commercially reasonable measures as Tenant may reasonably request in writing (such as issuing written notices to other tenants and to the owners or occupancy of adjacent buildings) in order to ensure that tenants in other buildings owned by Landlord or others in the vicinity of the Building do not utilize the parking spaces on the Lot, other than in connection with the café. If reasonably necessary, Landlord shall, at its expense, install signage indicating that except for certain mutually agreeable parking spaces designated for use by patrons of the Café (not to exceed an amount such that Tenant will have its Proportionate Share of the parking on the Lot), all parking spaces on the Lot are reserved for the exclusive use of Tenant. Tenant shall have exclusive use of all bathrooms in the Building (except for the bathrooms shown on Exhibit A as designated for the use of Café patrons) and exclusive use of the main lobby of the Building. For purposes of this Section 1.3, the “term :”reasonable efforts” shall not require Landlord to make any out-of-pocket, third party expenditures or to initiate litigation against any third party.

2. TERM.

2.1 The Term of this Lease shall begin on the date (“Commencement Date”) which shall be the later of the Scheduled Commencement Date as shown on the Reference Pages and the date that Landlord shall tender possession of the Premises to Tenant in compliance with the terms of this Section 2, and shall terminate on the date as shown on the Reference Pages (“Termination Date”), unless sooner terminated by the provisions of this Lease. Landlord shall tender possession of the Premises (and it shall be a condition of the occurrence of the Commencement Date) free and clear of all other tenants and occupants, in professionally cleaned condition, and with all the work to be performed by Landlord pursuant to the work letter (the “Work Letter”) attached as Exhibit B to this Lease (collectively, “Landlord’s Work”) substantially completed, except for Landlord’s Café Work purposes hereof, Landlord’s Work (other than the Landlord’s Café Work) shall not be deemed substantially completed until such time as Tenant is entitled to legally occupy the entire Premises for the uses permitted under Section 1.1 above and any remaining items of incomplete Landlord’s Work are such that there shall be no material interference with Tenant’s use of or access to the Premises, provided, however, that if Tenant is not legally able to occupy the Premises for the uses permitted under Section 1.1 on account of any work to be performed by Tenant to prepare for its occupancy or on account of Tenant’s failure to secure any license, permit or other approval required for a use other than general office use, then the requirement that Tenant be “entitled to legally occupy the entire Premises” for such uses shall not apply. Tenant shall deliver a punch list of items of Landlord’s Work not completed within thirty (30) days after Landlord tenders possession of the Premises and Landlord agrees to proceed with due diligence to perform its obligations regarding such items within thirty (30) days thereafter, but where an incomplete item of Landlord’s Work cannot reasonably be completed within such time for seasonal or other reasons, Landlord shall have such additional time as may be reasonably required under the circumstances so long as it is proceeding diligently with such work to completion and keeps Tenant reasonably informed as to the status of such items. Following the occurrence of the Commencement Date, Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Termination Date and, if necessary, a revised rent schedule. Should Tenant fail to do so within thirty (30) days after Landlord’s request, or respond in writing to Landlord’s request setting forth any objection Tenant may have to Landlord’s proposed Commencement Date, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2 Tenant agrees that in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but (a) Tenant shall not be liable for any rent until the date which is two (2) full calendar months after Landlord, following at least two (2) business days prior written notice to Tenant, delivers possession of the Premises to Tenant in the condition required hereunder, and (b) if Landlord fails to deliver possession of the Premises as required hereunder on or before the date which is fifteen (15) business days after the Scheduled Commencement Date for any reason other than a Tenant Delay (hereinafter defined) or Landlord’s inability to complete the Landlord’s Lobby Work, then Tenant shall be entitled to an

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abatement of the Annual Fixed Rent that would otherwise be due under this Lease in the amount of one (1) day’s Annual Fixed Rent for the Initial Premises for each day of delay (after the initial 15 business days) through the date upon which the Premises are so delivered. No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that if Landlord is unable to deliver possession of the Premises within one hundred twenty (120) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay within ten (10) days following the date Landlord becomes aware of such delay), Tenant shall have the option to terminate this Lease unless said delay is as a result of: (i) Tenant’s failure to respond with either approval of or reasonable comments to plans or other documents described in the Work Letter within the applicable time therefor as set forth in the Work Letter; (ii) Tenant’s request for materials, finishes or installations which require long lead times (provided that Landlord informs Tenant thereof at the time Tenant requests such materials, finishes or installations) ; (iii) Tenant’s change in any plans or specifications once approved in accordance with the terms of the Work Letter; or, (iv) performance or completion by a party employed by Tenant (each of the foregoing, to the extent the same causes an actual delay in the performance of Landlord’s Work, is hereinafter referred to as a “Tenant Delay”). If any delay in the performance of Landlord’s Work is the result of a Tenant Delay, the Commencement Date and the payment of Rent under this Lease shall be accelerated by the number of days of such Tenant Delay. Landlord shall notify Tenant of any Tenant Delay as promptly as practicable once Landlord becomes aware that the Tenant Delay exists.

2.3 Tenant shall be permitted prior to the Commencement Date early access to the Premises for the sole purpose of installing furniture, fixtures and equipment, telecommunications wiring and otherwise preparing the Premises for its occupancy, provided that Tenant does not materially interfere with Landlord’s Work. Landlord shall cause its contractors performing Landlord’s Work to reasonably cooperate with Tenant so as to coordinate Tenant’s preparations for occupancy (i.e. permitting Tenant’s wiring to be installed when walls are open, etc.). Such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11. Said early possession shall not advance the Termination Date.

3. RENT.

3.1 Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first full month’s rent shall be paid upon the execution of this Lease. The Monthly Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time. Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month. Said rent shall be paid to Landlord, without deduction or offset and without notice or demand (all except as expressly provided in this Lease), at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing with at least ten (10) days prior written notice. If an Event of Default occurs, Landlord may require by written notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord. Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten business (10) days after Landlord’s notice, whichever is later. Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease shall be deemed additional rent.

3.2 Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease, a late charge shall be imposed in an amount equal to the greater of: (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment. However, no late charge shall be payable on the first instance of late payment during any Lease Year (hereinafter defined), provided that Tenant makes such payment within five (5) business days following written notice from Landlord that the same is overdue. The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid. The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

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4. RENT ADJUSTMENTS.

4.1 For the purpose of this Article 4, the following terms are defined as follows:

4.1.1 Lease Year: Each fiscal year (as determined by Landlord from time to time) falling partly or wholly within the Term.

4.1.2 Expenses: Subject to the exclusions set forth in this Section 4.1.2, all costs incurred by Landlord in connection with the operation, maintenance, repair, replacement and management of the Building and the Lot, as determined in accordance with generally accepted accounting principles, consistently applied (“GAAP”“), including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Building or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam, gas; waste disposal; the cost of janitorial services, if applicable; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Building including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith. In addition, Landlord shall be entitled to include in Expenses Tenant’s Proportionate Share of an allocable portion of the cost of capital expense items (as determined under GAAP) which are either (i) incurred to repair or replace the Building’s fire sprinklers, fire suppression system and other life safety equipment, (ii) reasonably calculated to reduce Expenses; or (ii) required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time. Landlord reserves the right to enter into joint agreements with other ownership in the Fields Industrial Park (the “Fields”) to provide services, such as common snow plowing, on property outside of the Building and within the Fields, and the Building’s proportionate share of the cost of such services shall be included in Expenses. The Building’s proportionate share of such expenses shall be based on (i) the rentable square footage of all buildings which are part of the Fields and owned by Landlord or any of its affiliates, currently consisting of the Building and the properties presently known as Two Federal Street and Five Federal Street and, and (ii) an equitable share (based upon rentable floor area and/or such other commercially reasonable factors as may be set forth in Landlord’s agreements with other ownership in the Fields) allocated to buildings within the Fields owned by parties other than Landlord or its affiliates and participating in such joint agreements, and is hereinafter referred to as “Tenant’s Fields Share”) shall be included in the Expenses. It is expressly agreed that Tenant’s Fields Share shall never be greater than 27.54%, which is the percentage that the Building’s rentable floor area bears to the total rentable floor area of the Building and the buildings at Two Federal Street and Five Federal Street. In the event Tenant desires to provide any services within the Building or on the Lot through provider(s) and under terms that Landlord has received reasonable prior notice and approves (which approval shall not be unreasonably withheld, conditioned or delayed), Landlord may grant such approval, and thereafter the cost of such services shall be excluded from Expenses, provided that Tenant shall be responsible for any and all termination fees and/or penalties which Landlord incurs for terminating any and all existing contracts for such services (but Landlord shall endeavor to advise Tenant when Tenant proposes to provide services of such fees and/or penalties and endeavor to coordinate the cessation of its contracts with Tenant’s provision of its own services to minimize the same). Expenses shall not include depreciation or amortization of the Building or equipment in the Building except as provided herein, loan principal payments, leasing commissions, interest expenses on loans or advertising costs and the following items:

(i)	the cost of capital expenses (except as set forth above and amortized as required);

(ii)	principal payments of mortgage and other non-operating debts of Landlord, together with other costs paid in connection with any such mortgage or operating debts, such as late fees, penalties and reserves;

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(iii)	the cost of repairs, replacements or improvements or other work to the extent Landlord is reimbursed by insurance, condemnation proceeds, warranty or otherwise so that Landlord shall never recover for any item more than once;

(iv)	costs in connection with leasing, including, without limitation, brokerage commissions, promotional expenses, preparation of leases;

(v)	lease concessions, rental abatements, expenses of relocating tenant(s) and construction allowances granted to specific tenants, and the costs of painting, decorating, renovating or otherwise improving rentable space to prepare the same for a tenant’s occupancy or vacant rentable space, including all permit, license, testing and inspection costs and the cost of supervising the leasehold improvement work of other tenants;

(vi)	costs incurred in connection with the sale, financing or refinancing of the Building or other buildings in the Fields;

(vii)	fines, interest and penalties incurred due to the late payment of Taxes or Expenses, unless caused by Tenant’s late payment to Landlord on account thereof;

(viii)	organizational expenses associated with the creation, maintenance and operation of the entity which constitutes Landlord or any of its affiliates;

(ix)	any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Building or the Fields under their respective leases;

(x)	wages, salaries or fringe benefits paid to any employees above the grade of Senior Property Manager;

(xi)	ground lease rentals;

(xii)	attorney’s fees and other expenses incurred in connection with negotiations or disputes with Tenant;

(xiii)	the cost or expense of any services or benefits provided generally to other tenants in the Fields and not provided or available to Tenant;

(xiv)	any expenses for which Landlord has received actual reimbursement (other than through Expenses);

(xv)	sums paid to subsidiaries or other affiliates of Landlord, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience;

(xvi)	costs incurred by Landlord in connection with the correction of defects in design and original construction of the Building;

(xvii)	cost of environmental monitoring, compliance, testing and remediation;

(xviii)	costs incurred in connection with the repair, maintenance or replacement of any structural elements of the Building (i.e., roof, foundation, structural columns, etc.);

(xviv)	all costs of purchasing or leasing sculptures, paintings or other works or objects of art;

(xx)	fines or penalties incurred as a result of violation by Landlord of any applicable laws, unless caused by Tenant;

(xxi)	any legal or accounting fees incurred in connection with Landlord’s obtaining of any debt or equity financing or in connection with any reports, returns or other financial or tax reporting or accounting performed expressly for the benefit of investors, partners or affiliates of Landlord (as opposed to those performed for the benefit of Landlord);

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(xxii)	costs incurred in performing work or alterations exclusively to or for the benefit of individual tenants;

(xxiii)	INTENTIONALLY OMITTED;

(xxiv)	INTENTIONALLY OMITTED;

(xxv)	Taxes (hereinafter defined);

(xxxvi)	any expenses not billed to Tenant within three (3) years of the date the same were incurred.

(xxvii)	Costs attributable to services and materials provided to property other than the Building and the Lot, except for Tenant’s Fields Share of services provided to all buildings which are part of the Fields; and

(xxviii)	Costs attributable to the maintenance, operation or otherwise in connection with the Café, except there shall be included in Expenses Tenant’s Fields Share of the non-capital costs actually incurred by Landlord to repair and maintain the Café and its associated hallway and bathrooms and to subsidize the operation of the Cafe (including, without limitation, a reasonable amount of overhead and profit or loss for the Café operator), all to the extent not offset by profits from the Café. However, costs incurred in connection with the initial design, construction and fixturing of the Café, or separately metering its utilities from the remainder of the Building shall not be included in Expenses.

4.1.3 Taxes: Real estate taxes and any other taxes, charges and assessments by governmental authority which are levied with respect to the Building or the Lot, or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located in the Building and used in connection with the operation of the Building and said land, and all commercially reasonable fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year. Taxes shall not include any corporate franchise, or estate, inheritance or net income tax, or tax imposed upon any transfer by Landlord of its interest in this Lease or the Building or any taxes to be paid by Tenant pursuant to Article 28. Landlord agrees to consider in good faith any request by Tenant for Landlord to seek an abatement of Taxes attributable to the Building.

4.2 Beginning as of the Commencement Date, Tenant shall pay as additional rent for each Lease Year Tenant’s Proportionate Share of Expenses and Taxes incurred for such Lease Year. Notwithstanding the foregoing, for the period beginning on the Commencement Date and ending on the earlier to occur of: (a) December 31, 2008, or (b) the date upon which Tenant commences using any material portion of the Additional Space for its business purposes, Tenant’s Proportionate Share with respect to Expenses (other than utility costs) and Taxes shall be 76.35%. Tenant’s Proportionate Share with respect to utility costs included in Expenses is 100% from the Commencement Date forward.

4.3 The annual determination of Expenses shall be made by Landlord, and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3. During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, during normal business hours, upon giving Landlord five (5) days advance written notice within one hundred eighty (180) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a confidentiality agreement reasonably acceptable to Landlord, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one which is not compensated on a contingency basis and is also subject to such confidentiality agreement. If Tenant fails to object to Landlord’s determination of Expenses one hundred eighty (180) days after receipt, or if any such objection fails to state the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination

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4.4 Prior to the actual determination thereof for a Lease Year, Landlord may from time to time (but not more than on two (2) occasions during any Lease Year) estimate Tenant’s liability for Expenses and/or Taxes under Section 4.2, Article 6 and Article 28 for the Lease Year or portion thereof. Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate. Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5 When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2 If the total additional rent Tenant actually paid pursuant to Section 4.3 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.

4.6 If the Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT.

5.1 Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease. Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default. If Tenant defaults with respect to any provision of this Lease beyond any applicable notice or cure period, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default. If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease. Except to such extent, if any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled, but in no event beyond the date which is 30 days from and after the expiration or earlier termination of this Lease. In the event of a transfer of Landlord’s interest in the Premises, Landlord shall transfer the Security Deposit to its transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said security deposit to a new landlord.

5.2 The required Security Deposit shall be either a cash security deposit or in the form of an Irrevocable Standby Letter of Credit in favor of Landlord (the “letter of credit”) in the amount set forth on the Reference Pages. Under any circumstance under which Landlord is entitled to the use of all or a part of the Security Deposit, then, Landlord, in addition to all other rights and remedies provided under the Lease, shall have the right to draw down the full balance of the letter of credit and retain the proceeds. The following terms and conditions shall govern the letter of credit:

5.2.1 Upon expiration of the Term, the letter of credit shall be returned to Tenant when Tenant is entitled to return of its Security Deposit.

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5.2.2 The letter of credit shall be in favor of Landlord, shall be issued by a commercial bank reasonably acceptable to Landlord having a Standard & Poors rating of “A” or better, shall comply with all of the terms and conditions of this Section 5.2 and shall otherwise be in form reasonably acceptable to Landlord. The initial letter of credit shall have an expiration date not earlier than fifteen (15) months after the Commencement Date. A draft of the form of letter of credit must be submitted to Landlord for its approval prior to issuance.

5.2.3 The letter of credit or any replacement letter of credit shall be irrevocable for the term thereof and shall automatically renew on a year to year basis until a period ending not earlier than three (3) months after the Termination Date (“End Date”) without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew the letter of credit by giving written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term of the letter of credit that it does not intend to renew the letter of credit. Tenant understands that the election by the issuing bank not to renew the letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such an irrevocable letter of credit in favor of Landlord through such date.

5.2.4 Landlord, or its then managing agent, shall have the right from time to time to make one or more draws on the letter of credit at any time that an Event of Default has occurred. The letter of credit must state that it can be presented for payment at the office of the issuer or an approved correspondent in the Boston, Massachusetts area. Funds may be drawn down on the letter of credit upon presentation to the issuing or corresponding bank of Landlord’s (or Landlord’s then managing agent’s) certificate stating as follows:

“Beneficiary is entitled to draw on this credit pursuant to that certain Lease dated for reference April 3, 2008 between RREEF AMERICA REIT III-Z1 LLC, a Delaware limited liability company, as Landlord and SOAPSTONE NETWORKS INCORPORATED, a Delaware corporation as Tenant, as amended from time to time.”

It is understood that if Landlord or its managing agent be a corporation, partnership or other entity, then such statement shall be signed by an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity).

5.2.5 Tenant acknowledges and agrees (and the letter of credit shall so state) that the letter of credit shall be honored by the issuing bank without inquiry as to the truth of the statements set forth in such draw request and regardless of whether the Tenant disputes the content of such statement.

5.2.6 In the event of a transfer of Landlord’s interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new landlord; and Tenant shall pay all fees to the issuer necessary to effect and evidence such transfer.

5.2.7 Without limiting the generality of the foregoing, if the letter of credit expires earlier than the End Date, or the issuing bank notifies Landlord that it will not renew the letter of credit, Landlord shall accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration of the expiring letter of credit), irrevocable and automatically renewable as above provided to the End Date upon the same terms as the expiring letter of credit or upon such other terms as may be acceptable to Landlord. However, if (i) the letter of credit is not timely renewed, or (ii) a substitute letter of credit, complying with all of the terms and conditions of this Section is not timely received, then Landlord may present the expiring letter of credit to the issuing bank, and the entire sum so obtained shall be paid to Landlord, to be held by Landlord until Tenant would otherwise be entitled to the return of the letter of credit, and to be retained by Landlord if a default occurs.

5.2.8 If, as disclosed by any of Tenant’s quarterly earnings reports, Tenant’s cash-on-hand as of the expiration of any fiscal quarter is less than Fifty Million Dollars ($50,000,000.00), Tenant shall (i) be required to so notify Landlord in writing and failure to do so shall be a material default under this Lease; and (ii) within ten (10) business days increase the Security Deposit by increasing the amount of the letter of credit by (a) $123,638.66; plus (b) the then unamortized balance of Landlord’s actual contribution towards the tenant improvements pursuant to Exhibit B (not to exceed $25.00 per square foot of Premises), leasing commissions incurred in connection with this Lease and free rent provided under the Lease (collectively, “Lease Costs”), assuming straight-line amortization in full of the Lease Costs without interest over the initial Term of the Lease.

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6. ALTERATIONS.

6.1 Except for those, if any, specifically provided for in the Work Letter , Tenant shall not make or suffer to be made any alterations, additions, or improvements (collectively, “Alterations”), including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Provided that Tenant gives reasonable prior notice to Landlord, Landlord’s consent shall not be required with respect to the making of improvements or alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not affect or require material modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $50,000 per Lease Year.

6.2 In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made by using either Landlord’s contractor or a contractor reasonably approved by Landlord (such approval not to be unreasonably withheld or conditioned), in either event at Tenant’s sole cost and expense. If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor. In any event, if Landlord provides construction management services, Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the cost of such work to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due thirty (30) days after Landlord’s demand.

6.3 All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials (or equal or better quality) where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, waivers of lien (upon completion of work), surety company performance bonds and funded construction escrows (both only for alterations expected to cost in excess of $100,000.00) and to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, materialmen’s or other liens. Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.

6.4 Landlord’s consent to any alterations, additions and improvements may be conditioned upon Landlord’s retaining the right to require the removal of same or any portion thereof upon the expiration or sooner termination of the Term. Tenant shall have the right to request of and receive from Landlord, at the time of Landlord’s consent of any Alterations and also with respect to the initial alterations done by Tenant pursuant to Exhibit B and any other Alterations not requiring Landlord’s consent, a list (or designation on plans) of which items Landlord will require to be removed upon the expiration or earlier termination of the Term. If Tenant requests such list prior to making any Alterations and Landlord does not advise Tenant in writing either at the time of its consent thereto, or within ten (10) business days after Tenant’s request if Landlord’s consent is not required, that such Alterations (or any specific components thereof) will be required to be removed from the Premises upon the expiration or sooner termination of the Term, then Landlord shall be deemed to have irrevocably agreed that such Alterations may remain at the Premises upon the expiration or sooner termination of the Term. Without limiting any of the foregoing, with respect to any Alterations made by Tenant which do not require Landlord’s consent, if Tenant fails to request of Landlord whether such Alterations will be required to be removed from the Premises at the expiration or sooner termination of the Term, then Landlord shall have the option upon the expiration of the Term whether such Alterations (or any specific components thereof) will be required to remain at the Premises or be removed by Tenant in accordance with the terms and provisions contained in Section 26.2 below. Notwithstanding any of the foregoing, it is

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expressly agreed that all components of the Landlord’s Premises Work, the Landlord’s HVAC Work, the Landlord’s Lobby Work and the Landlord’s Café Work shall all remain at the Premises upon the expiration or sooner termination of this Lease, and Tenant shall not be required to remove the same.

7. REPAIR.

7.1 Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except as specified in Exhibit B and except that Landlord shall, in a good and workmanlike manner and in compliance with all applicable laws, statutes, rules. codes and regulations, repair, maintain and replace as reasonably necessary (a) the structural portions of the Building (roof, foundation, windows, structural columns, etc.), (b), the basic Building systems (i.e. basic plumbing, fire suppression and other life safety, air conditioning, heating and electrical systems installed or furnished by Landlord), (c) the Café and all elements and systems thereof, including, without limitation, the hallway and bathrooms for the same, and (d) the driveways, access ways, landscaped areas and parking areas of the Lot and the Fields (where owned by Landlord) which are reasonably necessary for access to the Building. By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, except as set forth in the punch list to be delivered pursuant to Section 2.1 and latent defects not discoverable with ordinary diligence (provided that Landlord must be informed of such defects within ten (10) months following the Commencement Date). It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease. Landlord’s expenses incurred in performing its obligations under this Section 7.1 shall, subject to the limitations set forth in Section 4.1.2, be included in Expenses.

7.2 Tenant shall, at all times during the Term, keep all portions of the Premises which are not Landlord’s responsibility under Section 7.1 above in good condition and repair excepting damage by fire, other casualty or eminent domain, and in compliance with all applicable governmental laws, ordinances and regulations, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3 Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant, not to exceed thirty (30) days unless a repair cannot reasonably be performed in such time, in which case Landlord shall have such additional time as may be reasonably necessary, so long as it is diligently pursuing the repair to completion.

7.4 Except as provided in Articles 13, 22 and 23, there shall be no abatement of rent and (except to the extent caused by the negligence or willful misconduct of Landlord or any of its employees or contractors) no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building. Except as provided below and to the extent, if any, prohibited by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect, provided, however, that if Landlord fails to make any repair or provide any services within the time permitted under Section 7.3 above, then Tenant may, at its option, elect to cure said breach following an additional ten (10) days written notice to Landlord, and Landlord shall, within thirty (30) days following Tenant’s request (accompanied by commercially reasonable documentation), reimburse Tenant for its reasonable, out-of-pocket third party costs and expenses in effectuating such cure (but it is expressly agreed that the foregoing provision does not permit Tenant to deduct or offset against rent).

8. LIENS. Tenant shall keep the Premises, the Building and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant. In the event that Tenant fails, within ten (10) business days following the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance or surety company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) business days of Landlord’s demand.

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9. ASSIGNMENT AND SUBLETTING.

9.1 Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises. In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall, if Landlord’s consent is required under this Article 9, give written notice thereof to Landlord at least thirty (30) days but no more than one hundred twenty (120) days prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.

9.2 Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3 In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment, to terminate this Lease, or in the case of a proposed subletting of more than 50% of the Premises, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective. The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within twenty (20) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect. If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation which may be due and owing as a result of any proposed assignment or subletting by Tenant, whether or not the Premises are recaptured pursuant to this Section 9.3 and rented by Landlord to the proposed tenant or any other tenant (but in no event shall Tenant be responsible for a commission if Landlord elects to recapture as set forth herein).

9.4 In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions and tenant improvements in connection with such sublease, assignment or other transfer.

9.5 Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured default of

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Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity: (a) with which Landlord is already in negotiation for space in the Fields; (b) is already an occupant of the Building unless Landlord is unable to provide the amount of space in the Fields required by such occupant; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; or, (iv) involve a violation of Section 1.2. Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.5, shall be conclusively deemed to be reasonable.

9.6 Upon any request to assign or sublet for which Landlord’s consent is required under this Lease, Tenant will pay to Landlord the Assignment/Subletting Fee plus, within ten (10) business days following Landlord’s written demand, a sum equal to all of Landlord’s reasonable, out-of-pocket, third party costs, including reasonable attorney’s fees, actually incurred in investigating and considering any proposed or purported assignment or pledge of this Lease or sublease of any of the Premises, regardless of whether Landlord shall consent to or refuse consent. Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void

9.7 If Tenant is a corporation, limited liability company, partnership or trust which is not publicly traded on NASDAQ or NYSE, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.

9.8 Notwithstanding the foregoing provisions of this Article to the contrary, Tenant shall be permitted to assign this Lease, or sublet all or a portion of the Premises, to an Affiliate of Tenant without the prior consent of Landlord, if all of the following conditions are first satisfied:

9.8.1 Tenant shall not then be in default under this Lease beyond any applicable notice or cure period;

9.8.2 a fully executed copy of such assignment or sublease, the assumption of this Lease by the assignee or acceptance of the sublease by the sublessee, and such other information regarding the assignment or sublease as Landlord may reasonably request, shall have been delivered to Landlord; and

9.8.3 the Premises shall continue to be operated solely for the use specified in the Reference Page (or a component thereof) or other use acceptable to Landlord in its sole discretion; and

Tenant acknowledges (and, at Landlord’s request, at the time of such assignment or subletting shall confirm) that in each instance Tenant shall remain liable for performance of the terms and conditions of the Lease despite such assignment or subletting. As used herein the term “Affiliate” shall mean an entity which (i) directly or indirectly controls Tenant or (ii) is under the direct or indirect control of Tenant or (iii) is under common direct or indirect control with Tenant, or (iv) is the successor to Tenant by merger, consolidation or sale of substantially all of Tenant’s stock or assets (directly or indirectly) so long as the net worth of such successor, after completion of the entire series of transactions contemplated in such merger, etc., are at least at great as was the net worth of Tenant prior to commencement of such transactions. Control shall mean ownership of fifty-one percent (51%) or more of the voting securities or rights of the controlled entity.

10. INDEMNIFICATION. None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil,

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electricity or theft), except to the extent caused by or arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors. Subject to the waiver of subrogation set forth in Section 12 below, and except to the extent arising from the negligence or willful misconduct of Landlord or its agents, employees or contractors, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Entity to meet any standards imposed by any duty with respect to the injury or damage; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease. The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1 Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000 per occurrence and not less than $2,000,000 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease—each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s Alterations (where Landlord has advised Tenant pursuant to Section 6.4 that the same will need to be removed from the Premises at the expiration or earlier termination of this Lease), carpeting, floor coverings, panelings, decorations, fixtures, inventory and other business personal property situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2 The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (Property – Special Form) for all Alterations other than those which Landlord has required to be removed from the Premises at the expiration or sooner termination of this Lease under Section 6.4 above ; (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 27 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3 Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall reasonably require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4 So long as this Lease remains in full force and effect, Landlord shall maintain an all risk extended policy of property insurance covering the Building for its full replacement value (less foundations, footings and other uninsurable amounts), but specifically including all Alterations of which Landlord has received written notice and for which Landlord has not informed Tenant in writing pursuant to Section 6.4 will need to be removed from the Premises at the expiration or sooner termination of the Lease.

12. WAIVER OF SUBROGATION. So long as their respective insurers so permit, Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All

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Risks or other insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies. Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver.

13. SERVICES AND UTILITIES.

13.1 Subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises the following services and utilities subject to the rules and regulations of the Building prescribed from time to time: (a) hot and cold water suitable for normal office use of the Premises; (b) heat and air conditioning (which shall be controlled by Tenant); (c) cleaning and janitorial service; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use. To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Premises as measured by sub-meter. The charge shall be at the rates charged for such services by the local public utility, without mark-up. In the absence of Landlord’s negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing. Where there is negligence or willful misconduct by Landlord and the interruption in service shall persist for an unreasonable time (in no event less than thirty (30) days) after written notice of such failure is given to Landlord by Tenant and materially interferes with Tenant’s use of or access to the Premises, Rent shall abate from and after such thirty (30) day period until the applicable service is resumed, but there shall be no abatement (and Landlord shall have no liability) where the restoration of the interrupted service is beyond Landlord’s reasonable control due to accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar. Landlord shall use reasonable efforts to remedy any interruption in the furnishing of services and utilities.

13.2 Intentionally deleted.

13.3 Intentionally deleted.

13.4 If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Premises as normal office use, Tenant shall procure the prior written consent of Landlord for the use thereof, which Landlord shall not refuse if Tenant bears the costs of such excess service and use. The cost of any such meters shall be paid for by Tenant as measured by submetering as installed by Landlord. Tenant agrees to pay to Landlord within five (5) days of Landlord’s demand , the cost of all such excess water and electric current consumed (as shown by said meters, if any, or, if none, as reasonably estimated by Landlord) at the rates charged for such services by the local public utility or agency, without mark-up, as the case may be, furnishing the same.

13.5 INTENTIONALLY OMITTED.

14. HOLDING OVER. Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise at the rate (“Holdover Rate”) which shall be One Hundred Fifty Percent (150%) of the greater of (a) the amount of the Annual Rent for the last period prior to the date of such termination plus all Rent Adjustments under Article 4; and (b) the then market rental value of the Premises as reasonably determined by Landlord assuming a new lease of the Premises of the then usual duration and other terms, in either case, prorated on a daily basis, and also pay all damages sustained by Landlord by reason of such retention. If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created. In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.

15. SUBORDINATION. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to ground or underlying leases and to the lien of any mortgages or deeds of trust now or hereafter placed on, against or affecting the Building, Landlord’s interest or estate in the Building, or any ground or underlying lease; provided, however, that if the lessor, mortgagee, trustee, or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease be superior to any such instrument, then,

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by notice to Tenant, this Lease shall be deemed superior, whether this Lease was executed before or after said instrument. Notwithstanding the foregoing, (i) Tenant covenants and agrees to execute and deliver within ten (10) days of Landlord’s request such further instruments evidencing such subordination or superiority of this Lease as may be required by Landlord, and (ii) any subordination of this lease to any future mortgage or ground lease shall be conditioned upon the mortgagee or ground lessor agreeing, on commercially reasonable terms, not to interfere with Tenant’s occupancy or other rights under this Lease, so long as Tenant is not in default beyond any applicable notice or cure period.

16. RULES AND REGULATIONS. Tenant shall faithfully observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord which are generally applicable to all buildings in the Fields. Except for negligence and willful misconduct of Landlord or any of its agents, employees or contractors, Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any such rules and regulations.

17. REENTRY BY LANDLORD.

17.1 Landlord reserves and shall at all times, with reasonable prior notice (except in the case of an emergency), have the right to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or (during the last Lease Year) tenants, and to alter, improve or repair the Premises and any portion of the Building, without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Landlord shall have the right at any time, with at least 30 days prior notice to Tenant, to change the number or designation by which the Building is commonly known. In the event that Landlord damages any portion of any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Except to the extent caused by the negligence or willful misconduct of Landlord or any of its agents, employees or contractors, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.

17.2 For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may reasonably deem proper to open said doors in an emergency to obtain entry to any portion of the Premises. As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession (other than said vaults, safes and special security areas designated in advance), Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within five (5) days of Landlord’s demand.

18. DEFAULT.

18.1 Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1.1 Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) days after written notice that such payment was not made when due, but if any such notice shall be given, for the twelve (12) month period commencing with the date of such notice, the failure to pay within five (5) days after due any additional sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.1.2 Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within thirty (30) days (forthwith, if the failure

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involves a hazardous condition) after written notice of such failure to Tenant provided, however, that such failure shall not be an event of default if such failure could not reasonably be cured during such thirty (30) day period, Tenant has commenced the cure within such thirty (30) day period and thereafter is diligently pursuing such cure to completion.

18.1.3 Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.1.4 Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.1.5 A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

19. REMEDIES.

19.1 Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1 Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2 Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying or be within the Premises and to remove Tenant’s signs and other evidence of tenancy and all other property of Tenant therefrom without being deemed in any manner guilty of trespass, eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

19.1.3 Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of: (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the fair rental value of the Premises for such residue; (b) the value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant.

19.1.4 Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1 Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this

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Lease for the full Term, and if Landlord so elects Tenant shall continue to pay to Landlord the entire amount of the rent as and when it becomes due, including any amounts treated as additional rent under this Lease, for the remainder of the Term plus any other sums provided in this Lease to be paid by Tenant for the remainder of the Term.

19.1.4.2 Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law. Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises. In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) days of Landlord’s demand. Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9. Notwithstanding any of the foregoing, if Landlord relets the Premises for a period which is longer than the residue of the stated Term, Tenant’s liability for alterations, additions and brokerage fees shall be proportionately adjusted (but in all events Tenant shall be fully liable for the costs necessary to repair any damage to the Premises required to put the Premises in the condition required for surrender by Tenant under Section 26 below).

19.1.4.3 Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due. Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2 Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense. Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) business days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3 Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate. For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease, under Exhibit B hereof for construction allowances (excluding therefrom any amounts expended by Landlord for Landlord’s Work, as defined in Exhibit B), and for brokers’ commissions payable by reason of this Lease. Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of a default of Tenant, there

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shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not attempt to recover such amounts pursuant to this Paragraph 19.3. For the purposes hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined. The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

19.4 If, following an Event of Default, it shall become necessary or appropriate for Landlord to employ or consult with an attorney or collection agency concerning or to enforce or defend any of Landlord’s rights or remedies arising under this Lease or to collect any sums due from Tenant, Tenant agrees to pay all costs and fees so incurred by Landlord, including, without limitation, reasonable attorneys’ fees and costs. TENANT EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.5 Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6 No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord. No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease. Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7 INTENTIONALLY OMITTED.

19.8 Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord, upon demand, any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control. Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.9 If more than one (1) Event of Default occurs during the Term or any renewal thereof, Tenant’s renewal options, expansion options, purchase options and rights of first offer and/or refusal, if any are provided for in this Lease, shall be null and void.

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20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1 If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1 Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law. Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

20.1.1.1 Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.1.2 Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease. Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.1.3 The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.1.4 Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.

22. CASUALTY

22.1 In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days from the date insurance proceeds are made available to Landlord, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent and all additional rent from the date of such damage. Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time, but having due regard for whether Tenant is required to vacate the entire Premises (in which case there shall be a 100% abatement). Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s determination shall be binding on Tenant. For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

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22.2 If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days from the date insurance proceeds are made available to Landlord, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage, notice terminating this Lease as of the date of such damage. In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term. In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3 Except for (a) Landlord’s Work (specifically including the Landlord’s Premises Work, Landlord’s Lobby Work, Landlord’s HVAC Work and Landlord’s Café Work), and (b) any Alterations by Tenant for which (i) Landlord has received written notice and (ii) has not required to be removed from the Premises at the expiration or sooner termination of this Lease, Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control. However, to the extent Tenant receives any insurance proceeds on account of items which Landlord is obligated to restore under this Section 22, Tenant shall make such proceeds available to Landlord for such restoration.

22.4 In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed, not to exceed an additional ninety (90) days.

22.5 Notwithstanding anything to the contrary contained in this Article: (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed of trust covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6 In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN. If all or any substantial part of the Premises or the Lot shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall be so substantial as to materially interfere with Tenant’s use and occupancy of the Premises, access

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thereto or parking reasonably necessary for its use. If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease. Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose (except Tenant shall be entitled to its proportionate share of the unamortized value of Landlord’s Work set forth in Exhibit B, to the extent of Tenant’s contribution thereto), and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums, other than any separate award which may be made with respect to Tenant’s trade fixtures and moving expenses; Tenant shall make no claim for the value of any unexpired Term.

24. SALE BY LANDLORD. In event of a sale or conveyance by Landlord of the Building, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease. Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES. Within ten (10) days following any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord or mortgagee or prospective mortgagee a sworn statement certifying: (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in Tenant’s statement; and (e) such other matters as may be requested by Landlord. Landlord and Tenant intend that any statement delivered pursuant to this Article 25 may be relied upon by any mortgagee, beneficiary or purchaser, and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten (10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

26. SURRENDER OF PREMISES.

26.1 Tenant and Landlord shall arrange to meet for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises. In the event of Tenant’s failure to attend such joint inspections and/or participate in either such inspection after the same is scheduled, Landlord’s inspection at or after Tenant’s vacating the Premises shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

26.2 . At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord possession of the Premises, , in the same conditions received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage by fire or other casualty, or eminent domain. In addition, Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions not affixed to the Building (which shall not be deemed Alterations for purposes of this Lease) and other trade fixtures and personal property (collectively, “Personalty”, which shall specifically include any data/telecommunications wiring, whether inside walls, under any raised floor or above any ceiling). Personalty not so removed shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personalty, as well as any damage caused by such removal. In addition, upon the expiration or sooner termination of the Term, all Alterations (other than Landlord’s Premises Work, the Landlord’s HVAC Work, the Landlord’s Lobby Work and the Landlord’s Café Work) shall all remain at the Premises and become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale, provided, however, that, Landlord may require Tenant to remove certain Alterations from the Premises subject to and in accordance with the terms and provisions contained in Section 6.4 above.

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26.3 All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term.

27. NOTICES. Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee. Any such notice or document may also be personally delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.

28. TAXES PAYABLE BY TENANT. In addition to rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse to Landlord, upon demand, any and all taxes payable by Landlord (other than net income taxes and other taxes expressly excluded from the definition of Taxes under Section 4.1.3 above) whether or not now customary or within the contemplation of the parties to this Lease: (a) upon, allocable to, or measured by or on the gross or net rent payable under this Lease, including without limitation any gross income tax or excise tax levied by the State, any political subdivision thereof, or the Federal Government with respect to the receipt of such rent; (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy of the Premises or any portion thereof, including any sales, use or service tax imposed as a result thereof; (c) upon or measured by the Tenant’s gross receipts or payroll or the value of Tenant’s equipment, furniture, fixtures and other personal property of Tenant or leasehold improvements, alterations or additions located in the Premises; or (d) upon this transaction or any document to which Tenant is a party creating or transferring any interest of Tenant in this Lease or the Premises. In addition to the foregoing, Tenant agrees to pay, before delinquency, any and all taxes levied or assessed against Tenant and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property of Tenant located in the Premises.

29. INTENTIONALLY DELETED.

30. INTENTIONALLY DELETED.

31. DEFINED TERMS AND HEADINGS. The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease. Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them. Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be. In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several. The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof. The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including Tenant’s Fields Share of the Café and its associated hallway and bathrooms. Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share shown on the Reference Pages; however, Landlord may adjust Tenant’s Fields Share if there is addition or subtraction to any other buildings in the Fields. The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto on the Lot.

32. TENANT’S AUTHORITY. If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord,

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simultaneously with the delivery of this Lease, a corporate resolution, proof of due authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (“OFAC”); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

33. FINANCIAL STATEMENTS AND CREDIT REPORTS. In the event Tenant or its Affiliate, if Tenant’s interest under the Lease is assigned, is not a publicly traded entity on the NASDAQ or NYSE, at Landlord’s request, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects. Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant at any time, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

34. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except the Brokers as described on the Reference Pages which Brokers shall be compensated by Landlord per separate agreement.

35. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

36. SUCCESSORS AND ASSIGNS. Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

37. ENTIRE AGREEMENT. This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations. There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits. This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.

38. EXAMINATION NOT OPTION. Submission of this Lease shall not be deemed to be a reservation of the Premises. Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants. Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

39. RECORDATION. Tenant may record a short form memorandum hereof in the statutory form, and then shall pay all charges and taxes incident such recording or registration, provided, however, that prior to such recording, Tenant shall deliver a written release thereof in recordable form and in substance reasonably satisfactory to Landlord’s counsel. Said release shall be held in escrow by Landlord’s counsel and may be released from escrow and recorded by Landlord upon the expiration or earlier termination of this Lease.

40. RENEWAL OPTION. Tenant shall, provided the Lease is in full force and effect and Tenant is not in default beyond any applicable notice or cure period under any of the other terms and conditions of the Lease at the time of notification or commencement, have one (1) option to renew this Lease for a term of five (5) years, for the portion of the Premises being leased by Tenant as of the date the renewal term is to commence, on the same terms and conditions set forth in the Lease, except as modified by the terms, covenants and conditions as set forth below:

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40.1 If Tenant elects to exercise said option, then Tenant shall provide Landlord with written notice no earlier than the date which is 365 days prior to the expiration of the then current term of the Lease but no later than the date which is 270 days prior to the expiration of the then current term of this Lease. If Tenant fails to provide such notice, Tenant shall have no further or additional right to extend or renew the term of the Lease.

40.2 The Annual Rent and Monthly Installment in effect at the expiration of the then current term of the Lease shall reflect the current fair market rental for comparable space in the Building and in other similar buildings in the same rental market as of the date the renewal term is to commence, taking into account the specific provisions of the Lease which will remain constant and the fact that Tenant is the only tenant in the Building. Landlord shall advise Tenant of the new Annual Rent and Monthly Installment for the Premises no later than thirty (30 days after receipt of Tenant’s written request therefor. Said request shall be made no earlier than thirty (30) days prior to the first date on which Tenant may exercise its option under this Paragraph. Said notification of the new Annual Rent may include a provision for its escalation to provide for a change in fair market rental between the time of notification and the commencement of the renewal term. If Tenant and Landlord are unable to agree on a mutually acceptable rental rate not later than sixty (60) days prior to the expiration of the then current term, then Landlord and Tenant shall each appoint a qualified MAI appraiser doing business in the area, in turn those two independent MAI appraisers shall appoint a third MAI appraiser and the majority shall decide upon the fair market rental for the Premises as of the expiration of the then current term. Landlord and Tenant shall equally share in the expense of this appraisal except that in the event the Annual Rent and Monthly Installment is found to be within seven and one-half percent (7.5%) of the original rate quoted by Landlord, then Tenant shall bear the full cost of all the appraisal process. In no event shall the Annual Rent and Monthly Installment for any option period be less than the Annual Rent and Monthly Installment in the preceding period.

40.3 This option is not transferable except to Affiliates (as defined in Article 9); the parties hereto acknowledge and agree that they intend that the aforesaid option to renew this Lease shall be “personal” to Tenant as set forth above and that in no event will any assignee or sublessee other than Affiliates have any rights to exercise the aforesaid option to renew.

41. CAFÉ.

41.1 Landlord agrees to construct a full service café (the “Café”) on the first floor of the Building with a separate entrance for non-Tenant users, endeavoring to complete such café and cause it to open for business on or before the Commencement Date. Menu, prices, services and hours of operation will all be at the reasonable discretion of Landlord and its café operator. Upon opening, Landlord agrees to provide Tenant non-exclusive access to the Café during the Term and any extensions thereof. Provided that neither Tenant, nor any of its agents, employees and visitors, interfere with or damage the operations or equipment of the café, Landlord shall permit Tenant outside of the Café’s hours of operations to utilize the seating area only of the Café subject to any additional insurance requirements and reasonable rules that Landlord and/or the operator of the Café may impose. Notwithstanding anything contained in this Lease to the contrary, if Landlord does not complete and open the Café for business on or before the date which is ninety (90) days (plus any additional days for reasons beyond Landlord’s control) following the Commencement Date, then from and after such time until the Café opens for business (and during any month in which the Café is not open for business on more than five (5) business days, except for (i) periods of restoration following a casualty or taking as set forth in Sections 22 and 23 above; and (ii) periods of closure on account of renovation and/or replacement of the Café operator on not more than one (1) occasion in any three (3) year period, so long as such period of closure does not exceed sixty (60) days), Tenant shall be entitled to deduct the sum of Seven Thousand Five Hundred Thousand Dollars ($7,500.00) from each monthly installment on account of Annual Fixed Rent. If Landlord ever desires to lease the area of the Café for use other than as a full service cafeteria, Tenant shall have a right of first refusal with respect thereto, at its fair market rental value (with such amount to be determined in the same manner as rent during the renewal term pursuant to Section 40 above).

42. ROOFTOP SATELLITE DISH. Landlord agrees that Tenant may install, at Tenant’s expense and for its own internal business use (and not for the purpose of granting access to others whether or not for profit), a satellite dish system on the roof of the Building at a location chosen by Landlord. The installation, size and location of such system must comply with all governmental requirements (local, state and federal). Prior to installation of such system, Tenant shall furnish plans

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and specifications for such system and its location and installation to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. In addition, prior to installation of such system, Tenant shall obtain all necessary governmental permits and approvals and deliver copies thereof to Landlord. All costs related to such system shall be paid by Tenant, including all costs of installation, screening (if required by Landlord or any governmental entity), maintenance, repair, restoration and removal

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LIMITATION OF LANDLORD’S LIABILITY. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Building and the rents and profits therefrom. The obligations of Landlord under this Lease are not intended to be and shall not be personally binding on, nor shall any resort be had to the private properties of, any of its or its investment manager’s trustees, directors, officers, partners, beneficiaries, members, stockholders, employees, or agents, except to the extent of their interest in the Building, and in no case shall Landlord or Tenant be liable to the other party hereunder for any lost profits, damage to business, or any form of special, indirect or consequential damages

LANDLORD:		TENANT:

RREEF AMERICA REIT III-Z1 LLC,		SOAPSTONE NETWORKS INCORPORATED,
a Delaware limited liability company		a Delaware corporation

By:	RREEF Management Company, a Delaware corporation, Authorized Agent

By:		By:
Name:	David F. Crane	Name:
Title:	Vice President/Regional Director	Title:
Dated:	, 2008	Dated:	, 2008

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